UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2010 (September 22, 2010)

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Certain Officer

The employment of Joseph K. Wilsted, President of the registrant’s Global Automotive business, will terminate effective October 22, 2010. Dale G. Barnhart, President and CEO of the registrant, will assume the role of President of the Global Automotive business until a successor for Mr. Wilsted has been hired.

Assuming compliance with the provisions of Mr. Wilsted’s Employment Agreement dated August 26, 2008 (the “Employment Agreement”), including the execution and delivery by Mr. Wilsted of a valid Termination, Voluntary Release and Waiver of Rights Agreement in substantially the form attached to the Employment Agreement, Mr. Wilsted will be entitled to receive the severance benefits set forth in paragraphs 8(a) through 8(e) of his Employment Agreement. These severance benefits aggregate to approximately $340,000 and will be paid over twelve months following Mr. Wilsted’s termination. A copy of Mr. Wilsted’s Employment Agreement was previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q dated August 4, 2008 and is hereby incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

September 23, 2010	By:	/S/ JAMES V. LAUGHLAN
James V. Laughlan
Controller and Principal Accounting Officer

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